DISSIDENT FORM OF PROXY

for the Special Meeting of Shareholders of

GOLDCORP INC.

This proxy is solicited by Glamis Gold Ltd. (“Glamis Gold”) and not by or on behalf of management of Goldcorp Inc. (the “Corporation”), and will be used at the Special Meeting of Shareholders of the Corporation to be held on February 10, 2005 (the “Goldcorp Meeting”).

THIS PROXY MUST BE RECEIVED NO LATER THAN 9:00 A.M.

(TORONTO TIME) ON FEBRUARY 7, 2005.
SEE BACK FOR DELIVERY INSTRUCTIONS

The undersigned holder of common shares of the Corporation, revoking all proxies previously given, hereby nominates, constitutes, and appoints C. Kevin McArthur, or failing him, Charles A. Jeannes, or failing him, Clay Horner, or instead of any of them,                                                              as the true and lawful attorney and proxyholder of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Goldcorp Meeting, to be held at 9:00 a.m. (Toronto time) on the 10th day of February, 2005 in Toronto, Ontario, and at every adjournment thereof, and at every poll or ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were present at such meeting.

Glamis Recommends that Shareholders Vote AGAINST the Resolution Described Below

1.	To approve the issue to the holders of common shares, or securities convertible into common shares, of Wheaton River Minerals Ltd. (“Wheaton”) of an aggregate of up to 200,000,000 common shares of Goldcorp Inc. (“Goldcorp”) in connection with the offer to acquire by Goldcorp of all the common shares of Wheaton pursuant to Goldcorp’s offer to purchase (the “Offer to Purchase”) dated December 29, 2004, as amended from time to time, and a Subsequent Acquisition Transaction (as defined in the Offer to Purchase).

☐ for ☐ AGAINST

DATED the day of , 2005.

-------------------------------------------------------- Signature of Shareholder

-------------------------------------------------------- Name of Shareholder (please print)

FAX TO CIBC Mellon Trust Company of Canada at: Toll Free 1-866-781-3111

The common shares of Goldcorp represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and where a choice is specified, the shares shall be voted accordingly. Where no choice is specified for the matters referred to in Item 1 above, the common shares represented by this proxy shall be voted AGAINST the matter referred to in such item.

Notes:

1.	This proxy confers authority on the person so named to vote in accordance with his judgment as to any amendments or variations to the following matters and as to any other matters which may properly come before the Goldcorp Meeting and any adjournment thereof. Mr. McArthur and Mr. Jeannes are the President and Chief Executive Officer and the Senior Vice-President, Administration, General Counsel and Secretary, respectively, of Glamis Gold, and Mr. Horner is a partner at Osler, Hoskin & Harcourt LLP, special counsel to Glamis Gold.

2.	Without limiting the general authorization and powers conferred hereby, this proxy hereby instructs the named proxyholder to vote the common shares represented by this form of proxy as indicated herein and hereby revokes any proxy previously given.

3.	This form of proxy must be dated and signed by the shareholder or by the shareholder’s attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed by an officer or attorney thereof properly authorized. This proxy is only valid in respect of the Goldcorp Meeting or any adjournment or postponement thereof.

4.	All shareholders should refer to (i) the dissident proxy circular dated January 17, 2005 of Glamis Gold (the “Dissident Circular”) and the supplement to the Dissident Circular, dated January 27, 2005 (the “Supplemental Information”) for further information regarding completion and use of this form of proxy and (ii) the Dissident Circular, the Supplemental Information and the Goldcorp management information circular sent in connection with the Goldcorp Meeting for other information pertaining to the Goldcorp Meeting.

5.	A shareholder has the right to appoint a person or company other than the persons designated herein to attend and act for such shareholder and on such shareholder’s behalf at the Goldcorp Meeting or any adjournment thereof. You may do so by striking out the names of the persons designated herein and inserting in the blank space provided for that purpose the name of the desired person or company or by completing another proper form of proxy. The person or company so designated need not be a shareholder of Goldcorp, but must attend the Goldcorp Meeting or adjournment thereof to vote on your behalf.

6.	If any amendments or variations to matters identified in the Notice of the Goldcorp Meeting are proposed at the Goldcorp Meeting or any adjournment or postponement thereof or if any other matter properly comes before the Goldcorp Meeting or any adjournment or postponement thereof, this proxy confers discretionary authority on the person named herein to vote on such amendments or variations or such other matters according to the judgement of the person voting the proxy at the Goldcorp Meeting or any adjournment or postponement thereof.

7.	To ensure your vote is counted, your proxy must be received by CIBC Mellon Trust Company no later than 9:00 a.m. (Toronto time) on February 7, 2005 in order to be deposited with Goldcorp’s registrar and transfer agent in time to be used at the Goldcorp Meeting. Please sign, date and return your proxy today (i) by fax (at the number specified below) and then (ii) by mail to the address specified in the enclosed envelope or by delivery to one of the addresses specified below. Although a prepaid envelope is enclosed there is no assurance that proxies returned by mail will arrive in time to be counted. If the proxy is not dated, it will be deemed to be dated on the date on which it is mailed to the shareholder by Glamis Gold.

Time is of the essence, return your proxy today!

PLEASE ENSURE THAT YOU:

1.     Sign and date this proxy.
2.     Return your proxy to:

CIBC Mellon Trust Company

Proxy Dept.
200 Queens Quay East, Unit 6
Toronto, Ontario, Canada
M5A 4K9
TOLL FREE FAX 1-866-781-3111

If you have any questions or require assistance in voting your Goldcorp common shares, please call Georgeson Shareholder Communications Canada, Inc.:

North American Toll Free Number: 1-877-288-7946

U.S. Banks and Brokers call collect: 212-440-9800